UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

INHIBRX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ADDITIONAL EMPLOYEE FAQs

May 16, 2024

References to the “Original FAQs” mean the Q&A made available here on January 23, 2024. References to the “Second FAQs” mean the Q&A made available here on February 6, 2024. Defined terms that are used but not defined in this Additional Employee FAQ are defined in the Original FAQs and the Second FAQs.

Q1: When is the Transaction closing?

A1: As disclosed in the Company’s press release issued on May 9, 2024, available here, the distribution of non-101 assets and liabilities into a new publicly traded company, Inhibrx Biosciences, Inc. (“New Inhibrx”) is expected to occur at 11:59 p.m., Eastern Time, on May 29, 2024 (the “Distribution Time”) and the closing date of the Merger is expected to occur on May 30, 2024 (the “Closing Date”). Any changes in the timing of these events will be communicated publicly.

Q2: When is the Shareholder Meeting taking place?

A2: The special shareholder meeting (the “Special Meeting”) will take place virtually on May 24, 2024 at 1 p.m. Eastern Time. If you were a shareholder of record on April 24, 2024, we encourage you to vote your shares. You do not need to be present in order to vote your shares. For more information on the Special Meeting, the Board of Directors’ recommendation, and logistics on how to vote, please refer to the Definitive proxy statement filed on April 26, 2024, available here.

Q3: Will Company employees be able to exercise and/or sell stock options up until the Closing Date?

A3: A “freeze” or prohibition on employees’ ability to exercise and hold or exercise and sell their vested stock options will occur a few days prior to the Closing Date. This is to allow for sufficient processing time to effect the conversion of employee stock options into the Transaction consideration (See Second FAQs, Q5) (the “Consideration”). We anticipate this freeze to go into effect on May 24, 2024 at 5 p.m. Eastern Time, after the Special Meeting.

If you plan to exercise your options prior to the close of the Transaction, you should do so by the close of business Eastern Time on May 24, 2024. Otherwise, to the extent applicable, your option grants will convert into Consideration as part of the Closing (see Second FAQs Q13 for information on the calculation of your option value).

Q4: Will my shares automatically convert into New Inhibrx shares?

A4: If you are a shareholder of record of Inhibrx, Inc. at the close of business Eastern Time as of May 17, 2024, you will be entitled to one share of New Inhibrx for every 4 shares of Inhibrx, Inc. owned. You do not need to take any action to effect this conversion.

If you choose to sell your shares after May 17, 2024, you will only be entitled to New lnhibrx shares and not to the Consideration at Closing.

Q5: Do I have to do anything in order for my options to convert into the Consideration?

A5: If you are a current employee and have options outstanding at the time of the close of the Transaction, and regardless of whether they are vested or not, they will automatically convert into the Consideration with no action needed from you. Upon Closing, you can expect to see the value of your option proceeds, as applicable, in your Fidelity account within a few business days.

Please refer back to Q3, Q4, Q5, Q12, Q13 and Q14 in the Original FAQs for more information on how your options will convert into the Consideration.

Q6: Will my employment terms or benefits change upon the Closing of the Transaction?

A6: We do not anticipate any substantive changes in employment terms, compensation, policies and procedures, and the like, upon the transition of employment from the Company to New Inhibrx at the Closing of the Transaction. Employees will be asked to sign documentation reflecting the transition of employment to New Inhibrx, and the Company will be in communication with employees regarding logistics, but the transition should be seamless from an employee perspective. Similarly, employees’ medical benefits, 401(k) plan participation, and other benefits should transition relatively seamlessly to New Inhibrx after the Closing.

Q7: Will I get new equity in New Inhibrx?

A7: Please refer to the Second FAQs, Q6 for more information on the future equity plan at New Inhibrx. Further communication will be provided as it becomes available.

Q8: What do I communicate to business partners and vendors regarding the Transaction?

A8: In most cases, the Company has notified our business partners and vendors about the Transaction, whether or not their relationship involves INBRX-101. If you would like to reach out to your business contacts on behalf of the Company, or if you are contacted by one of your business contacts about the Transaction, please reach out to the Legal Department for assistance with those communications.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements about Sanofi’s proposed acquisition of the Company and INBRX-101, and the Company’s related spin-off of the assets and liabilities associated with INBRX-105, INBRX-106 and INBRX-109, its existing pipeline and corporate infrastructure, which involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by the Company’s stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the integration of the Company and Sanofi will be more difficult, time consuming or costly than expected; risks and costs relating to the separation of the assets and liabilities associated with INBRX-105, INBRX-106 and INBRX-109 and the consummation of the spin-off in the anticipated timeframe or at all; changes to the configuration of the

INBRX-105, INBRX-106 and INBRX-109 businesses included in the separation if implemented; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from the Company’s ongoing business operation; negative effects of this announcement or the consummation of the proposed transaction on the market price of the Company’s shares of common stock and/or operating results; significant transaction costs; risks associated with the discovery of unknown liabilities prior to or after the closing of the proposed transactions; the risk of litigation and/or regulatory actions related to the proposed transactions or the Company’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; the conflicts in the Ukraine and the Middle East; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals. Important factors, risks and uncertainties that could cause actual results to differ materially from such forward looking statements also include but are not limited to the initiation, timing, progress and results of the Company’s research and development programs as well as the Company’s preclinical studies and clinical trials; the Company’s ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s interpretation of initial, interim or preliminary data from the Company’s clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals, including whether any product candidate, receives approval from the FDA, or similar regulatory authority, for an accelerated approval process; the commercialization of the Company’s therapeutic candidates, if approved; the pricing, coverage and reimbursement of the Company’s therapeutic candidates, if approved; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the Company’s ability to successfully manufacture the Company’s therapeutic candidates for clinical trials and commercial use, if approved; the Company’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the Company’s ability to enter into strategic partnerships and the potential benefits of such partnerships; the Company’s estimates regarding expenses, capital requirements and needs for additional financing; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; the Company’s and the Company’s third party partners’ and service providers’ ability to continue operations and advance the Company’s therapeutic candidates through clinical trials and the ability of the Company’s third party manufacturers to provide the required raw materials, antibodies and other biologics for the Company’s preclinical research and clinical trials in light of current market conditions or any pandemics, regional conflicts, sanctions, labor conditions, geopolitical events, natural disasters or extreme weather events; the ability to retain the continued service of the Company’s key professionals and to identify, hire and retain additional qualified professionals; and developments relating to the Company’s competitors and the Company’s industry; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K as well as its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication is being made in connection with the proposed transaction involving the Company, Sanofi and the other parties to the Merger Agreement. The Company filed the definitive proxy statement on April 26, 2024, which was mailed to the Company’s stockholders of record as of April 24, 2024 in connection with the proposed acquisition. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s annual meeting of stockholders to approve the proposed acquisition or other responses in relation to the proposed acquisition should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or on the Company’s website at https://www.inhibrx.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

The Company, its respective directors and certain of their respective executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from stockholders of the Company with respect to the potential transaction. Information about the identity of Company’s (i) directors is set forth in the section entitled “Our Board of Directors” on page 153 of Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 (the “2024 10-K”) (and available here) and (ii) executive officers is set forth in the section entitled “Our Executive Officers” on page 157 of the 2024 10-K (and available here). Information about the compensation of Company’s non-employee directors is set forth in the section entitled “Non-Employee Director Compensation Policy” starting on page 158 of the 2024 10-K (and available here). Information about the compensation of Company’s named executive officers is set forth in the section entitled “Executive Compensation” starting on page 158 of the 2024 10-K (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Certain Relationships and Related Party Transactions” on page 171 of the 2024 10-K (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” starting on page 118 of the definitive proxy statement (and available here). Other information regarding certain participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise are contained in the section entitled “Interests of Certain Persons in the Merger and the Spin-Off” beginning on page 60 of the definitive proxy statement (and available here).

Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the 2024 10-K have been reflected in the following Statements of Beneficial Ownership on Form 4 filed with the SEC: Forms 4, filed by Kelly Deck, with the filing of the Company on March 6, 2024, March 12, 2024, March 15, 2024, March 22, 2024, March 28, 2024 and May 8, 2024; Forms 4, filed by Brendan Eckelman, with the filing of the Company on March 12, 2024 and March 15,  2024. As of May 16, 2024, the “participants” set forth above “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of shares of common stock, par value $0.0001 share, of the Company.

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.inhibrx.com.